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                                                                    EXHIBIT 99.1


[LASON LOGO]



Contact:      Kathy Impastato
              (248) 597-5800

                      LASON SELLS LITIGATION SUPPORT GROUP

         TROY, Mich. -- (October 23, 2000) -- Lason, Inc. (Nasdaq: LSON) announced today that it sold a portion of the assets of its litigation support and copy center group to Pitney Bowes Management Services, Inc. ("Pitney"). Terms of the sale were not disclosed.

         "The sale of our litigation support and copy center group is part of our strategy to divest non-core assets that do not support our long-term growth opportunities in digital information management," said John R. Messinger, chief operating officer, president and acting chief executive officer. "Our management team remains focused on building our core operations, simplifying our overall corporate structure, and selling those business units that do not fit our long-term growth strategy."

ABOUT THE COMPANY

         Lason is a leading provider of integrated information management services for image and data capture, data management and output processing. Since its founding in 1985, Lason has grown to employ over 10,500 people with operations in 29 U.S. states, United Kingdom, Canada, Mexico, India, Mauritius and the Caribbean. The Company currently has over 85 multi-functional imaging centers and operates over 100 facility management sites located on customers' premises.

         This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the Company's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices, (viii) reliability of the Company's data, (ix) volatility of the Company's stock price, (x) changes in the business services outsourcing industry, (xi) significance of intangible assets, (xii) changes related to compensatory stock options, (xiii) management's ability to successfully complete its restructuring and repositioning initiatives, (xiv) any financial and legal effect of the class action litigation, and (xv) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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